Exhibit 99.4

ITEM 15. FINANCIAL STATEMENT SCHEDULE

(a)	The following documents are filed as part of this report:

1.	Financial Statements

See “Index to Consolidated Financial Statements” in Part II, Item 8 hereof.

2.	Financial Statement Schedules

Schedule II — Valuation and Qualifying Accounts

All other financial statement schedules are omitted because they are not required or applicable under instructions contained in Regulation S-X or because the information called for is shown in the financial statements and notes thereto.

VISTEON CORPORATION AND SUBSIDIARIES
SCHEDULE II — VALUATION AND QUALIFYING ACCOUNTS

	Balance at Beginning of Period	(Benefits)/ Charges to Income	Deductions(a)	Other(b)	Balance at End of Period (c)
	(Dollars in Millions)
Successor – Year Ended December 31, 2011:
Allowance for doubtful accounts	$—	$8	$—	$—	$8
Valuation allowance for deferred taxes	1,463	202	—	(8)	1,657
Successor – Three Months Ended December 31, 2010:
Allowance for doubtful accounts	$—	$(4)	$4	$—	$—
Valuation allowance for deferred taxes	1,485	(6)	—	(16)	1,463
Predecessor – Nine Months Ended October 1, 2010:
Allowance for doubtful accounts	$23	$3	$(2)	$(24)	$—
Valuation allowance for deferred taxes	2,238	(753)	—	—	1,485
Predecessor – Year Ended December 31, 2009:
Allowance for doubtful accounts	$37	$5	$(19)	$—	$23
Valuation allowance for deferred taxes	2,079	521	—	(362)	2,238
____________

(a)	Deductions represent uncollectible accounts charged off.

(b)	Valuation allowance for deferred taxes

Represents adjustments recorded through other comprehensive income, exchange and includes other adjustments in 2009 related to the Company's U.S. residual tax liability on assumed repatriation of foreign earnings, various tax return true-up adjustments and adjustments related to deferred tax attributes adjusted for uncertain tax positions carrying a full valuation allowance, all of which impact deferred taxes and the related valuation allowances. In 2009, other also includes the transfer of the remaining U.K. tax attributes carrying a full valuation allowance to the Administrators as a result of the UK Administration and related deconsolidation in the first quarter of 2009.

Allowance for doubtful accounts

Other represents the revaluation of accounts receivable to fair value upon the adoption of fresh-start accounting in connection with the emergence from bankruptcy on October 1, 2010.

(c) Information in the table includes amounts associated with the Company's discontinued operations.